Exhibit 99.1

CUSIP No. 565 09R108

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 13, 2008	SKYLINE EXPANSION FUND, L.P.

	BY:	SKYLINE EXPANSION FUND
MANAGEMENT, LLC
	ITS:	GENERAL PARTNER

	BY:	SKYLINE VENTURE
MANAGEMENT III, LLC
	ITS:	MANAGING MEMBER

	By:	/s/ John G. Freund
John G. Freund
Managing Director

February 13, 2008	SKYLINE EXPANSION FUND MANAGEMENT, LLC

	BY:	SKYLINE VENTURE MANAGEMENT III, LLC
	ITS:	MANAGING MEMBER

	By:	/s/ John G. Freund
John G. Freund
Managing Director

February 13, 2008	SKYLINE VENTURE PARTNERS III, L.P.

	BY:	SKYLINE VENTURE MANAGEMENT III, LLC
	ITS:	GENERAL PARTNER

	By:	/s/ John G. Freund
John G. Freund
Managing Director

February 13, 2008	SKYLINE VENTURE PARTNERS QUALIFIED
PURCHASER FUND III, L.P.

	BY:	SKYLINE VENTURE MANAGEMENT III, LLC
	ITS:	GENERAL PARTNER

	By:	/s/ John G. Freund
John G. Freund
Managing Director

February 13, 2008	SKYLINE VENTURE MANAGEMENT III, LLC

	By:	/s/ John G. Freund
John G. Freund
Managing Member

February 13, 2008	By:	/s/ John G. Freund
John G. Freund

February 13, 2008	By:	/s/ Yasunori Kaneko
Yasunori Kaneko